Exhibit 5.1

December 21, 2012

NuPathe Inc.

227 Washington Street, Suite 200

Conshohocken, Pennsylvania 19428

Re:                             NuPathe Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We are providing this opinion to NuPathe Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing of a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.  The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) shares of one or more series of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (iii) one or more series of the Company’s debt securities, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) depositary shares representing an interest in Preferred Stock (“Depositary Shares”); (v) warrants to purchase shares of Common Stock or Preferred Stock, Debt Securities, Depositary Shares, securities of third parties or other rights or any combination of the foregoing (“Warrants”); (vi) purchase contracts for the purchase or sale of debt or equity securities issued by the Company or securities of third parties, or a combination thereof (the “Purchase Contracts”); and (vii) purchase units, each representing ownership of one or more Purchase Contracts, Warrants, Depositary Shares, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of the foregoing, securing the holder’s obligation to purchase Securities under such purchase units (“Purchase Units”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the certificate of incorporation and the bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•                                          the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the certificate of incorporation and the bylaws of the Company and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•                                          prior to the issuance of shares of one or more series of Preferred Stock or any Depositary Shares, an appropriate certificate of designation relating to each such series of Preferred Stock (in the case of Depositary Shares, to the series of Preferred Stock to which such Depositary Shares relate) will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

•                                          any Debt Securities will be issued under an indenture appropriate for the type of Debt Securities to be issued, as more particularly described in the prospectus supplement relating to such Debt Securities (an “Indenture”), between the Company and the trustee to be named in such Indenture (a “Trustee”); that the execution, delivery and performance of such Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•                                          any Indenture will be duly executed and delivered by the Company and the Trustee thereunder; such Indenture and Trustee will be qualified under the Trust Indenture Act of 1939, as amended;

•                                          to the extent that the obligations of the Company under any Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that such Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

•                                          any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and either the purchaser(s) of such warrant or a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”); and that the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•                                          to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

•                                          any Depositary Shares will be issued under one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a “Depositary”); and that the execution, delivery and performance of the applicable Depositary Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•                                          to the extent that the obligations of the Company under any Depositary Agreement may be dependent upon such matters, the Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement will have been duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and that such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

•                                          any Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a “Purchase Contract Agent”); and that the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•                                          to the extent that the obligations of the Company under any Purchase Contract Agreement may be dependent upon such matters, the Purchase Contract Agent with respect to such Purchase Contract Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Contract Agent will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement will have been duly authorized, executed and delivered by such Purchase Contract Agent and will constitute the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that such Purchase Contract Agent will be in compliance, generally and with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and that such Purchase Contract Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;

•                                          any Purchase Units will be issued under one or more purchase unit agreements (each, a “Purchase Unit Agreement”) between the Company and a purchase unit agent identified in the Purchase Unit Agreement as a purchase unit agent (each, a “Purchase Unit

Agent”); and that the execution, delivery and performance of the applicable Purchase Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•                                          to the extent that the obligations of the Company under any Purchase Unit Agreement may be dependent upon such matters, the Purchase Unit Agent with respect to such Purchase Unit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Unit Agent will be duly qualified to engage in the activities contemplated by such Purchase Unit Agreement; that such Purchase Unit Agreement will have been duly authorized, executed and delivered by such Purchase Unit Agent and will constitute the legal, valid and binding obligation of such Purchase Unit Agent, enforceable against such Purchase Unit Agent in accordance with its terms; that such Purchase Unit Agent will be in compliance, generally and with respect to acting as a Purchase Unit Agent under such Purchase Unit Agreement, with all applicable laws and regulations; and that such Purchase Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Unit Agreement;

•                                          the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•                                          a Prospectus Supplement will have been prepared, delivered (including without limitation through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•                                          all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•                                          a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.                                      Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                                      Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                      When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

4.                                      When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

5.                                      When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

6.                                      When Purchase Contracts have been duly authorized by Corporate Action and duly executed and delivered against payment for such Purchase Contracts in accordance with the applicable Definitive Agreements and assuming, in the case of Purchase Contracts consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, the Purchase Contracts will constitute valid and binding obligations of the Company.

7.                                      When Purchase Units have been duly authorized by Corporate Action and duly issued and delivered against payment for such Purchase Units in accordance with the applicable Definitive Agreements and assuming, in the case of Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, the Purchase Units will constitute valid and binding obligations of the Company.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and, with respect to our opinion in paragraph 3 above, the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP